Exhibit 3.1.1
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                            CERTIFICATE OF AMENDMENT
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                         OF CERTIFICATE OF INCORPORATION
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Pender  International,  Inc., a corporation  organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

DOES HEREBY CERTIFY:
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FIRST: That at a meeting of the Board of Directors of Pender International, Inc.
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resolutions  were  duly  adopted  setting  forth  a  proposed  amendment  of the
Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling for consideration thereof and consent thereto by a majority in interest of the stockholders of the corporation. The resolution setting forth the proposed amendment is as follows:

RESOLVED,  that the Certificate of  Incorporation of this corporation be amended
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by changing the Article  thereof  numbered  "Fourth" so that,  as amended,  said
Article shall be and read as follows:

FOURTH: The total number of shares of stock which this corporation is authorized to issue is:

Four Hundred Million (400,000,000) shares with a par value of One Tenth of One Mil ($.0001) per share, amounting to Forty Thousand Dollars ($40,000) which are Common Stock, and Twenty Million (20,000,000) shares with a par value of One Tenth of One Mil ($.0001) amounting to Two Thousand Dollars ($2,000) which are Preferred Stock.

SECOND: That thereafter,  written consents for the above amendment were obtained
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from a majority in interest of the  stockholders  in accordance with Section 228 of the General Corporation Law of the State of Delaware.

THIRD: That said amendment was duly adopted in accordance with the provisions of
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Section 242 of the General Corporation Law of the State of Delaware.

FOURTH:  That the capital of said  corporation  shall not be reduced under or by
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reason of said amendment.

IN  WITNESS  WHEREOF,   the  Board  of  Directors  and  Stockholders  of  Pender
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International,  Inc.  has  caused  this  certificate  to be  signed  by  Michael
Ciavarella, an Authorized Officer, this 17th day of September, 2004.







By:  /s/ Michael Ciavarella
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Name:     Michael Ciavarella
Title:    President & CEO


                                                          State of Delaware
                                                         Secretary of State
                                                      Division of Corporations
                                                   Delivered 05:38 PM 09/21/2004
                                                     FILED 05:38 PM 09/21/2004
                                                    SRV 040683121 - 2938006 FILE